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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Partners
SDG Macerich Properties, L.P.
and The Macerich Company

        We consent to the incorporation by reference in the registration statements on Form S-3 (File No. 333-21157), Form S-3 (File No. 333-80129), Form S-3 (File No. 333-88718), Form S-3 (File No. 333-107063), Form S-3 (File No. 333-109733), Form S-3 (File No. 333-121630), Form S-3 (File No. 333-130993) and Form S-8 File Nos. 33-84038, 33-84040, 333-40667, 333-42309, 333-42303, 333-57898, 333-108193, 333-120585 and 333-00584 of The Macerich Company of our report dated February 25, 2008, relating to the balance sheets of SDG Macerich Properties, L.P. as of December 31, 2007 and 2006, and the related statements of operations, cash flows, and partners' equity for each of the years in the three-year period ended December 31, 2007, and the related financial statement schedule, which report appears in the December 31, 2007 Annual Report on Form 10-K/A of The Macerich Company.

/s/ KPMG LLP

KPMG LLP
Indianapolis, Indiana
June 2, 2008

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  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM